CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES C CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $0.01 PER SHARE)

                                       OF

                           NEOMEDIA TECHNOLOGIES INC.

      The undersigned, a duly authorized officer of Neomedia Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151 of the Delaware General Corporation Act, DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board") by unanimous written consent pursuant to Section 151 of the Delaware General Corporation Act on February 17, 2006.

      RESOLVED, that the Board has determined that it is in the best interests of the Company to provide for the designation of 30,000 of certain Series C Convertible Preferred Shares par value $0.01 per share (the "Series C Preferred Shares") and an issuance, to consist of TWENTY SEVEN THOUSAND (27,000) shares, and hereby fixes the powers, designations, preferences, and relative, participating, optional and other special rights of the shares of such Series C Preferred Shares, as follows:

                                   SECTION 1

                              DESIGNATION AND RANK

      1.1. Designation. This resolution shall provide for a single series of Preferred Shares, the designation of which shall be "Series C Preferred Shares", par value $0.01 per share. The number of authorized shares constituting the Series C Preferred Shares is Thirty Thousand (30,000) and an issuance of Twenty Seven Thousand (27,000) shares as provided in the Investment Agreement dated the date hereof. The Series C Preferred Shares will have a liquidation preference as determined in Section 3.1 below.

      1.2. Rank. With respect to the payment of dividends and other distributions on the capital stock of the Company, including distribution of the assets of the Company upon liquidation, the Series C Preferred Shares shall be senior to the common stock of the Company, no par value per share (the "Common Stock"), and senior to all other series of Preferred Shares (the "Junior Stock").

                                    SECTION 2

                                 DIVIDEND RIGHTS

      2.1. Dividends or Distributions. The Holders of Series C Preferred Shares shall be entitled to receive dividends or distributions on a pro rata basis according to their holdings of shares of Series C Preferred Shares when and if declared by the Board of Directors of the Company in the amount of eight (8.0%) percent per year. Dividends shall be paid in cash or shares of Common Stock determined at the then current Conversion Price (provided such stock is registered for resale by the Holder), as determined by the Comapny. Dividends shall be cumulative. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless cash dividends or distributions on the Series C Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue interest.

                                   SECTION 3

                               LIQUIDATION RIGHTS

      3.1. Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (collectively, a "Liquidation"), before any distribution or payment shall be made to any of the holders of Common Stock or any series of Preferred Shares, the holders of Series C Preferred Shares shall be entitled to receive out of the assets of the Company, whether such assets are capital, surplus or earnings, an amount equal to One Thousnad Dollars ($1,000) per share of Series C Preferred Shares (the "Liquidation Amount") plus all declared and unpaid dividends thereon, for each share of Series C Preferred Shares held by them.

      3.2. Pro Rata Distribution. If, upon any Liquidation, the assets of the Company shall be insufficient to pay the Liquidation Amount, together with declared and unpaid dividends thereon, in full to all holders of Series C Preferred Shares, then the entire net assets of the Corporation shall be distributed among the holders of the Series C Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled and such distributions may be made in cash or in property taken at its fair value (as determined in good faith by the Company's Board of Directors), or both, at the election of the Company's Board of Directors.

      3.3. Merger, Consolidation or Reorganization. For purposes of this Section 3, a Liquidation shall not be deemed to be occasioned by or to include the merger, consolidation or reorganization of the Company into or with another entity through one or a series of related transactions, or the sale, transfer or lease of all or substantially all of the assets of the Company.

                                   SECTION 4

                      REGISTRATION RIGHTS/CONVERSION RIGHTS

      4.1. Registration Rights. The Series C Preferred Shares shall have registration rights pursuant to the Investor's Registration Rights Agreement dated the February 17, 2006.

      4.2. Conversion. The Holders of Series C Preferred Shares shall have sole right and in their discretion to elect conversion pursuant to the conversion rights as follow (the "Conversion Rights"):


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

            (a) Each share of Series C Preferred Shares shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (subject to Section 4.3 hereof), at the office of the Company's transfer agent, pursuant to the Irrevocable Transfer Agent Instructions dated the date hereof, for the Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock equal to the quotient of the Liquidation Amount divided by the Conversion Price. The Conversion Price shall be equal to, at the option of the Holders the lesser of (i) Fifty Cents ($0.50) (the "Fixed Conversion Price") or (ii) ninety seven percent (97%) of the lowest closing bid price of the Common Stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted Bloomberg LP (the "Floating Conversion Price"). The Fixed Conversion Price and the Floating Conversion Price are collectively referred to as the "Conversion Price."

            (b) At the Option of the Holders, if there are outstanding Series C Preferred Shares on February 17, 2009, each share of Series C Preferred Stock shall convert into shares of Common Stock at the Conversion Price then in effect on February 17, 2009.

      4.3. Adjustments. The Conversion Price of the Series C Preferred Shares as described in Section 4.2 above shall be adjusted from time to time as follows:

            (a) In the event of any reclassification of the Common Stock or recapitalization involving Common Stock (excluding a subdivision, or combination of shares or any other event described in this Sections 4.3(a) or (b)) the holders of the Series C Preferred Shares shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to the reclassification or recapitalization, upon conversion of the Series C Preferred Shares, the kind and number of shares of Common Stock or other securities or property (including cash) to which such holders of Series C Preferred Shares would have been entitled if they had held the number of shares of Common Stock into which the Series C Preferred Shares was convertible immediately prior to such reclassification or recapitalization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series C Preferred Shares, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities, or property thereafter receivable upon conversion of the Series C Preferred Shares. An adjustment made pursuant to this subparagraph
(a) shall become effective at the time at which such reclassification or recapitalization becomes effective.

            (b) In the event the Company shall declare a distribution payable in securities of other entities or persons, evidences of indebtedness issued by the Company or other entities or persons, assets (excluding cash dividends) or options or rights not referred to in Sections 4.3(d) above, the holders of the Series C Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series C Preferred Shares are convertible as of the record date fixed for the determination of the holders of shares of Common Stock of the Company entitled to receive such distribution or if no such record date is fixed, as of the date such distribution is made.

            (c) In the event the Company shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            (d) If the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Bid Price at the record date mentioned below, then the Fixed Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants (plus the number of additional shares of Common Stock offered for subscription or purchase), and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants, plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Closing Bid Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. However, upon the expiration of any such right, option or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Fixed Conversion Price pursuant to this Section, if any such right, option or warrant shall expire and shall not have been exercised, the Fixed Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Fixed Conversion Price made pursuant to the provisions of this Section after the issuance of such rights or warrants) had the adjustment of the Fixed Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights, options or warrants actually exercised.

            (e) If the Company or any subsidiary thereof, as applicable, at any time, other than in connection with the following: (a) any issuance by the Company of securities in connection with a strategic partnership or a joint venture (the primary purpose of which is not to raise equity capital), (b) any issuance by the Company of securities as consideration for a merger or consolidation or an acquisition of a business, product, license, or other assets of another person or entity (c) options to purchase shares of Common Stock, provided the exercise price of such options is not less than the Closing Bid Price of the Common Stock on the date of issuance of such option, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of Common Stock other than in connection with an acquisition approved by the Board, ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock, at a price per share less than the Fixed Conversion Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share which is less than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, at the sole option of the Holder, the Fixed Conversion Price shall be adjusted to mirror the conversion, exchange or purchase price for such Common Stock or Common Stock Equivalents (including any reset provisions thereof) at issue. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than one (1) business day following the issuance of any Common Stock or Common Stock Equivalent subject to this Section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms. No adjustment under this Section shall be made as a result of issuances and exercises of options to purchase shares of Common Stock issued for compensatory purposes pursuant to any of the Obligor's stock option or stock purchase plans.

            (f) If the Company shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Fixed Conversion Price at which this Series C Preferred Shares shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Bid Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Bid Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (g) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder shall have the right thereafter to, at its option, (A) convert the Series C Preferred Shares, together with all accrued but unpaid dividends and any other amounts then owing hereunder into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding Series C Preferred Shares, together with all accrued but unpaid dividends and any other amounts then owing thereunder could have been converted immediately prior to such reclassification or share exchange would have been entitled, or (B) require the Company to prepay the Series C Preferred Shares, plus all dividends and other amounts due and payable thereon. The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges.

            (h) All calculations under this Section 4 shall be rounded up to the nearest $0.001 of a share.

            (i) Whenever the Fixed Conversion Price is adjusted pursuant to this section, the Company shall promptly mail to the Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            (j) If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series C Preferred Shares, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holders of the Series C Preferred Shares are entitled to convert their Series C Preferred Shares during the twenty (20) day calendar period commencing the date of such notice to the effective date of the event triggering such notice.

            (k) In case of any (1) merger or consolidation of the Company or any subsidiary of the Company with or into another Person, or (2) sale by the Company or any subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, the Holder shall have the right to (A) exercise any rights hereunder, (B) convert the aggregate amount of the Series C Preferred Shares then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and the Holders shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate principal amount of the Series C Preferred Shares could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holders Preferred Shares convertible into the principal amount owed under the Series C Preferred Shares then held by the Holders, plus all accrued and unpaid dividends and other amounts owing thereon, which such newly issued Series C Preferred Shares shall have terms identical (including with respect to conversion) to the terms of this Series C Preferred Shares, and shall be entitled to all of the rights and privileges of the Holders set forth herein and the agreements pursuant to which this Series C Preferred Shares were issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible Preferred Shares shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holders the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

      4.4. Procedures for Conversion.

            (a) In order to exercise conversion rights pursuant to Section 4.2 above, the holder of the Series C Preferred Shares to be converted shall deliver an irrevocable written notice of such exercise to the Company's transfer agent pursuant to the Irrevocable Transfer Agent Instructions dated the date hereof, along with a copy to the Company. The Holder of any shares of Series C Preferred Shares shall, upon any conversion of such Series C Preferred Shares in accordance with Section 4.2, surrender certificates representing the Series C Preferred Shares to the Company's transfer agent, and specify the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such holder shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof) payable upon the issuance of shares of Common Stock in such name or names. As promptly as practicable, and, if applicable, after payment of all transfer taxes (if transfer is to a person or entity other than the holder thereof), the Company shall cause its transfer agent to deliver or cause to be delivered
certificates   representing  the  number  of  validly  issued,  fully  paid  and nonassessable shares of Common Stock to which the holder of the Series C Preferred Shares so converted shall be entitled. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the date of receipt by the Company of any notice of conversion pursuant to Section 4.2(a), or, in the case of a conversion pursuant to Section 4.2(c) above, upon the occurrence of any event specified therein. Upon conversion of any shares of Series C Preferred Shares, such shares shall cease to constitute shares of Series C Preferred Shares and shall represent shares of common stock into which they have been converted.

            (b) In connection with the conversion of any shares of Series C Preferred Shares, no fractions of shares of Common Stock shall be issued, but the Company shall pay cash in lieu of such fractional interest in an amount equal to the product of the Conversion Price and such fractional interest.

            (c) The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon the conversion of all outstanding shares of Series C Preferred Shares. In the event that the Company does not have a sufficient number of shares of authorized and unissued Common Stock necessary to satisfy the full conversion of the shares of Series C Preferred Shares, then the Company shall call and hold a meeting of the shareholders within thirty (30) calendar days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Company's Board of Directors shall recommend to shareholders a vote in favor of such proposal and shall vote all shares held by them, in proxy or otherwise, in favor of such proposal. This remedy is not intended to limit the remedies available to the holders of the Series C Preferred Shares, but is intended to be in addition to any other remedies, whether in contract, at law or in equity.

      4.5. Notices of Record Date. In the event that the Company shall propose at any time: (a) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities;
(b) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (c) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to each holder of Series C Preferred Shares:

            (a) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in Sections 4.3 (b) and (c) ; and

            (b) in the case of the  matters  referred  to in Section 4.3 (b) and
(c) above,  written notice of such impending  transaction  not later than twenty
(20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of shares of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein.

      4.6. Limitations of Conversion.

            (a) Subject to the Termination Rights specified in Section 4.6(b) hereof, the Conversion Rights specified herein shall be subject to the following limitations:

                  (i) No holder of the shares of Series C Preferred Shares shall be entitled to convert the Series C Preferred Shares to the extent, but only to the extent, that such conversion would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such holder to exceed 4.99% of the outstanding shares of Common Stock following such conversion (which provision may be waived by such Holder by written notice from such holder to the Company, which notice shall be effective sixty one (61) days after the date of such notice). Notwithstanding the foregoing in the event the Holder of the Series C Preferred Shares has converted or is in the process of converting Series C Preferred Shares that has or shall, cause the aggregate number of shares of Common Stock beneficially owned by such Holder to equal 4.99% of the outstanding shares of Common Stock following such conversion, the Holder shall upon written notification to the Company that such Common Stock acquired or to be acquired pursuant to such conversion has been sold, be entitled to immediately effectuate a conversion that would, upon giving effect to such conversion, cause the aggregate number of shares of Common Stock beneficially owned by such Holder to equal 4.99% of the outstanding shares of Common Stock following such conversion even if such notice is given on the same day of a conversion.

            (b) The  limitations on the Conversion  Rights  specified in Section
4.6 hereof shall terminate (the "Termination Rights") if there is an Event of Default or if there a Change in Control of the Company (as defined below) after written notice from the Holder to the Company, which notice shall be effective sixty one (61) days after the date of such notice. For the purpose of hereof, a "Change in Control" of the Company has occurred when: (i) any person (defined herein to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, or an employee benefit plan established by the Board of Directors of the Company, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having forty percent (40%) or more of the voting power of all of the voting securities issued by the Company in the election of directors at the meeting of the holders of voting securities to be held for such purpose; or (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or (iii) the Company merges or consolidates with or transfers substantially all of its assets to another person; (iv) a change in the Chief Executive Officer of the Company from that person that serves in such position on the date hereof.

                                   SECTION 5

                                EVENTS OF DEFAULT

      5.1. Events of Default.

            (a) An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) The Company shall fail to observe or perform any covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision contained herein or in any Transaction Document (as defined in the Investment Agreement of even date herewith) which is not cured within any applicable cure period;


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

                  (ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

                  (iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other obligation or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding One Hundred Thousand Dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;
(iv) The Common Stock shall cease to be quoted for trading or listed for trading on the Nasdaq OTC Bulletin Board ("OTC"), Nasdaq SmallCap Market, New York Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market") and shall not again be quoted or listed for trading thereon within five (5) Trading Days of such delisting; or

                  (v) The Company shall fail for any reason to deliver Common Stock certificates to a Holder prior to the fifth (5th) Trading Day after a conversion or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of the Series C Preferred Stock in accordance with the terms hereof.

            (b) During the time that any portion of the Series C Preferred Stock is outstanding, if any Event of Default has occurred, all of the outstanding principal and dividends under the Series C Preferred Shares shall be immediately due and payable notwithstanding any limitations contained in this Certificate of Designations or the Transaction Documents, as this term is defined in the Investment Agreement. Upon an event of default the Holders shall have the right (but not the obligation) to convert the entire amount of the Series C Preferred Shares outstanding as provided for herein. Upon an Event of Default, notwithstanding any other provision contained herein or any Transaction Document, the Holder shall have no obligation to comply with or adhere to any limitations, if any, except for the limitation contained in Section 4.6(a)(i), on the conversion or sale of the Series C Preferred Stock.

                                   SECTION 6

                                  VOTING RIGHTS

      6.1. General. The Series C Preferred Shares shall have voting rights on an as converted basis together with the Common Stock shareholders and as otherwise provided under the laws of the State of Delaware.

                                    SECTION 7

                                  MISCELLANEOUS

      7.1. Headings of Subdivisions. The headings of the various Sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

      7.2. Severability of Provisions. If any right, preference or limitation of the Series C Preferred Shares set forth herein (as this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

      IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed, under penalties of perjury, by Charles T. Jensen, its President and Chief Executive Officer.

DATED: FEBRUARY 17, 2006          NEOMEDIA TECHNOLOGIES, INC.


                                  By: /s/ Charles T. Jensen
                                      ------------------------------------------
                                      Name:  Charles T. Jensen
                                      Title: President & Chief Executive Officer


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